UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2003

1-6880
(Commission File Number)

U.S. BANCORP
 (Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	41-0255900 (I.R.S. Employer Identification Number)

800 Nicollet Mall
Minneapolis, Minnesota 55402
(Address of principal executive offices and zip code)

(612) 973-1111
(Registrant’s telephone number, including area code)

(not applicable)
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EX-99.1 Press Release

ITEM 5. OTHER EVENTS.

On June 25, 2003, U.S. Bancorp Piper Jaffray Inc. (“Piper Jaffray”) issued a press release announcing the filing of a Form 10 registration statement with the Securities and Exchange Commission in connection with U.S. Bancorp’s planned spin-off of its capital markets business unit, including the investment banking and brokerage activities primarily conducted by Piper Jaffray. The press release is included as Exhibit 99.1 hereto and is incorporated herein by reference. The press release contains forward-looking statements regarding U.S. Bancorp and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

     99.1 Press Release issued by U.S. Bancorp Piper Jaffray Inc. on June 25, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By /s/ Terrance R. Dolan Terrance R. Dolan Executive Vice President and Controller

     DATE: June 25, 2003